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                    WSFS FINANCIAL CORPORATION

FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                 DUE DECEMBER 1, 2028

        OFFICERS' CERTIFICATE AND COMPANY ORDER


     Pursuant to the Indenture dated as of November 20, 1998 (the "Indenture"), between WSFS Financial Corporation, a Delaware corporation (the "Company") and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee") and resolutions adopted by the Pricing Committee of the Company's Board of Directors on November 17, 1998; this Officers' Certificate is being delivered to the Debenture Trustee to establish the terms of one series of securities (the "Securities") in accordance with Section 3.1 of the Indenture, to establish the form of the Securities of such series in accordance with Section 2.1 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 3.3 of the Indenture and to comply with the provisions of Section 1.2 of the Indenture. This Officers' Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

     All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities and
(ii) the form of Securities of such series have been complied with.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     I. ESTABLISHMENT OF SERIES OF SECURITIES PURSUANT
        TO SECTION 3.1 OF THE INDENTURE

     There are hereby established pursuant to Section 3.1 of the Indenture a series of Securities which shall have the following terms:

     A. The Securities of such series shall bear the title
"Floating Rate Junior Subordinated Deferrable Interest
Debentures Due December 1, 2028."

     B. The aggregate principal amount of such series of Securities to be issued pursuant to this Officers' Certificate and Company Order shall be limited to $51,547,000 (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture and except for any Securities which, pursuant to
Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

     C. The date on which the principal of the Securities is due and payable shall be December 1, 2028.

     D. The Securities shall bear interest at a rate per annum (based upon a 360-day year and actual days elapsed), reset quarterly equal to 3-month LIBOR (as defined below) plus 250 basis points (the "Interest Rate") from and including the date of original issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on the 1st day of March, June, September and December in each year (each, an "Interest Payment Date"), commencing March 1, 1999, until the principal thereof is paid or made available for payment. The Business Day next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date. Accrued interest that is not paid on such applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Interest Rate, compounded quarterly.
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     The Interest Rate for any period for which interest is
payable (an "Interest Period") shall be determined on the Determination Date (as defined below) for such Interest Period. The Interest Period with respect to the Securities is each successive period from and including an Interest Payment Date (or November 20, 1998 in the case of the initial Interest Period) to but excluding the next Interest Payment Date or Stated Maturity, as the case may be; provided, however, that if such Interest Payment Date would not be a Business Day, then such Interest Payment Date and the first day of the next succeeding Interest Period will be the next succeeding Business Day, except that if such Interest Payment Date is in the next succeeding calendar year, such Interest Payment Date and the first day of the next succeeding Interest Period will be the immediately preceding Business Day.

     On each Determination Date, the Calculation Agent will calculate the Interest Rate based on 3-month LIBOR for each Interest Period commencing on the second London Banking Day immediately following such Determination Date. "3-Month LIBOR" shall mean the London interbank offered rate for three-month Eurodollar deposits determined in the following order of priority:

        (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 am (London time) on the related Determination
             Date;

        (ii) if such rate does not appear on Telerate Page
             3750 as of 11:00 a.m. (London time) on the related Determination Date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

       (iii) if such rate does not appear on Reuters Page
             LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations
             (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

        (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

        (v) if fewer than two such quotations are provided as requested in clause (iv) above, 3-month LIBOR will be 3-month LIBOR determined with respect to the Interest Period immediately preceding such current Interest Period.

     If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.
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     As used herein:

     "Business Day" means any day which is not a Saturday or Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee is closed for business.

     "Calculation Agent" means Wilmington Trust Company.

     "Determination Date" means the date two London Banking
Days preceding the first day of any Interest Period.

     "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

     The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by federal law.

     All percentages resulting from any calculations on the Securities shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     The Calculation Agent, shall as soon as practicable after 11:00 a.m. (London time) on each Determination Date, determine the Interest Rate and inform the Debenture Trustee and the Paying Agent and, if any Securities are held by the Property Trustee, the Property Trustee. Unless otherwise provided by the Debenture Trustee, the Paying Agent will calculate the amount of interest payable on the Securities in respect of the following Interest Period. The amount of interest payable for any Interest Period will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Interest Rate by the Calculation Agent and the amount of interest payable by Paying Agent will (in the absence of wilful misconduct, bad faith or manifest error) be final, conclusive and binding on all concerned.

     In addition, so long as no Event of Default with respect to the Securities has occurred or is continuing, the Company has the right under the Indenture at any time during the term of such Securities to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the then applicable interest rate, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law).

     E. Principal of (and premium, if any) and interest on the Securities will be payable, and, except as provided in Section
3.5 of the Indenture with respect to a Global Security (as defined below), the transfer of the Securities will be registrable and Securities (except as provided in paragraph (Q) hereof) will be exchangeable for Securities bearing identical terms and provisions at the corporate trust office of Wilmington Trust Company in the City of Wilmington, Delaware.
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     F. The Securities will be redeemable in whole at any time
and in part from time to time, at the option of the Company at any time on or after December 1, 2003, subject to the Company having received prior regulatory

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approval if then so required, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

     In addition, upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (as each such term is defined below) the Company may, at its option and subject to receipt of prior regulatory approval if then so required, prepay the Securities in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or a Capital Treatment Event, at a redemption price equal to the accrued and unpaid interest on the Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

     "Tax Event" means the receipt by the Company and the Trust of an opinion of, its tax advisors (which may be its independent public accountants or counsel experienced in such matters) to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of such Trust, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Securities, (ii) interest payable by the Company on such corresponding series of Securities is not, or within 90 days of the date of such option, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means, in respect of the Trust, the receipt by the Trust of an Opinion of Counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of change in law or regulation or a change in interpretation or application of law or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

     "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to , or change (including any prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Trust, there is more than an insubstantial risk of impairment of the Company's ability to treat an amount equal to the Liquidation Amount of the Preferred Securities (or a substantial portion thereof) as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     G. The Company shall not be obligated to redeem or purchase any Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder.

     H. The Securities will be issued only in fully registered form and the authorized minimum denomination of the Securities shall be $1,000 and any integral multiple of $1,000 in excess thereof.

     I. The Securities shall be denominated, and payments of principal of (and premium, if any) and interest on the Securities of such series will be made, in United States dollars.

     J. The Securities shall be subject to the Events of
Default specified in Section 5.1, paragraphs (1) through (5), of the Indenture.
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     K. The portion of the principal amount of the Securities
which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof, provided, that, if such acceleration is declared by the Holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding, then, upon such declaration of acceleration, the Securities which shall be payable shall be the principal amount thereof plus accrued interest (including any Additional Interest).

     L. The Securities will be issued in fully registered form, without coupons. The Securities will not be issued in bearer form.

     M. The amount of payments of principal of and any premium or interest on the Securities will not be determined with reference to an index.

     N. The Securities shall not be issued in the form of a temporary Global Security (as defined below).

     O. The Securities will initially be in certificated form registered in the name of the name of Wilmington Trust Company, as Property Trustee for the Trust (the "Certificated Securities"). The Securities may, in the sole discretion of the Company, be deposited with, and on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a "Global Security") registered in the name of a nominee of the Depositary. If, and so long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Securities of such series represented by such Global Security for all purposes under the Indenture and the Securities. The Certificated Securities or the Global Securities, as the case may be, shall bear no legends.

     P. The Trustee shall be Paying Agent.

     Q. The Securities will not be convertible into any other securities or property of the Company. The Securities of any series may not be exchanged for Securities of any other series.

     R. The Trust Agreement, the Amended and Restated Trust
Agreement and the Guarantee Agreement are in the forms attached hereto as Exhibits A, B, and C respectively.

     S. The Securities are subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior and Subordinated Debt, as provided in the Indenture.

     T. The Securities shall have additional terms, which terms shall not be inconsistent with the provisions of the Indenture.

     II.    ESTABLISHMENT OF FORMS OF SECURITIES PURSUANT TO
            SECTION 2.1 OF INDENTURE

     It is hereby established pursuant to Section 2.1 of the Indenture that the Securities shall be substantially in the form attached as Exhibit D hereto.

     III.   ORDER FOR THE AUTHENTICATION AND DELIVERY
            OF SECURITIES PURSUANT TO SECTION 3.3 OF
            THE INDENTURE

     It is hereby ordered pursuant to Section 3.3 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, Securities in the aggregate principal amount of $51,547,000 registered in the name of Wilmington Trust Company, as Property Trustee, which Securities have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Securities to Wilmington Trust Company or its custodian on or before 9:00 a.m., Eastern Time, on November 20, 1998.
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     IV.    OTHER MATTERS.

     Attached as Exhibit E hereto are true and correct copies
of resolutions adopted by the Pricing Committee of the Board of
Directors of the Company  on November 17, 1998.   Attached as
Exhibit F hereto are true and correct copies of resolutions adopted by the Board of Directors of the Company at meetings on March 26, 1998 and October 22, 1998. Such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers' Certificate) are the only resolutions or other action adopted by the Company's Board of Directors or any committee thereof or by any Authorized Officers relating to the offering and sale of the Securities.

     The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

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     IN WITNESS WHEREOF, the undersigned have executed this
Certificate this 20th day of November, 1998.


                           WSFS FINANCIAL CORPORATION


                           By:/s/ Marvin N. Schoenhals
                              __________________________
                              Marvin N. Schoenhals
                              President


                           By:/s/ Mark A. Turner
                              __________________________
                              Mark A. Turner
                              Secretary

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